Exhibit 24

LIMITED POWER OF ATTORNEY

(Robert Robinson)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitute and appoint each and any of Ameer Ahmad and Jason Simon his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to:

(1)                                 prepare, execute, acknowledge, deliver, and file Forms ID, D, 3, 4, and 5 and any state securities (“blue sky”) filings (including any amendments thereto) with respect to the securities of RGM Networks Holding Corporation, a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under the Securities Act of 1933 or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Acts”);

(2)                                 seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)                                 perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)                                 this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)                                 any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)                                 neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Acts, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Securities Exchange Act of 1934; and

(4)                                 this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Acts, including without limitation the reporting requirements under Section 16 of the Securities Exchange Act of 1934.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 1st day of May, 2017.

/s/ Robert Robinson
Robert Robinson,
Senior Vice President and General Counsel